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                                                                  EXHIBIT 99.1

AT THE COMPANY                                           FOR IMMEDIATE RELEASE
Wayne A. August                                                  July 27, 2000
Assistant Vice President Investor Relations
(561) 994-6015

RAILAMERICA ANNOUNCES PRIVATE PLACEMENT OF SENIOR SUBORDINATED NOTES DUE 2010

BOCA RATON, FL - JULY 27, 2000 - RailAmerica, Inc. (Nasdaq: RAIL) today announced that it is proposing to make a private placement of $120,000,000 of senior subordinated notes due 2010 of its subsidiary, RailAmerica Transportation Corp. The Company proposes to use the net proceeds of the offering to refinance debt incurred in connection with its acquisition of RailTex, Inc. The offering may also include warrants to purchase shares of the Company's common stock. Offers will be made solely by means of a confidential offering memorandum to either qualified institutional buyers under Rule 144A under the Securities Act of 1933 ("the Act") or in offshore transactions pursuant to Regulation S under the Act. None of the notes that the Company is proposing to sell in the private placement have been registered under the Act and they may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

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THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, THE FAILURE TO MARKET AND SELL SUCCESSFULLY THE NOTES. FOR MORE COMPLETE INFORMATION CONCERNING FACTORS THAT COULD AFFECT THE COMPANY'S RESULTS, REFERENCE IS MADE TO THE COMPANY'S REPORTS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.